Exhibit B
JOINT FILING AGREEMENT
The undersigned agree that the statement on Schedule 13G to which this exhibit is attached is filed on behalf of each of them in capacities set forth below.
Dated: February 5, 2008

TRIDENT II, L.P.
By: Trident Capital II, L.P., its sole general partner
By: CD Trident II, LLC, a general partner

By:	/s/ David J. Wermuth

Name: David J. Wermuth
Title: Vice President

TRIDENT CAPITAL II, L.P.
By: CD Trident II, LLC, a general partner

By:	/s/ David J. Wermuth

Name: David J. Wermuth
Title: Vice President

STONE POINT CAPITAL LLC

By:	/s/ David J. Wermuth

Name: David J. Wermuth
Title: Principal

MARSH & MCLENNAN CAPITAL PROFESSIONALS FUND, L.P.
By: Stone Point GP Ltd., its sole general partner

By:	/s/ David J. Wermuth

Name: David J. Wermuth
Title: Secretary

MARSH & MCLENNAN EMPLOYEES’ SECURITIES COMPANY, L.P.
By: Marsh & McLennan GP I, Inc., its sole general partner
By: Stone Point Capital LLC, agent/attorney-in-fact

By:	/s/ David J. Wermuth

Name: David J. Wermuth
Title: Principal